   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 1, 2000

                                                     REGISTRATION NO. 333--90749
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                  ---------------------------------------------
                         CENTURY BUSINESS SERVICES, INC.

             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                    22-2769024
   (State or Other Jurisdiction of              (IRS Employer Identification
   Incorporation or Organization)                          Number)


                 6480 ROCKSIDE WOODS BOULEVARD SOUTH, SUITE 330
                              CLEVELAND, OHIO 44131
                                 (216) 447-9000
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)
                  ---------------------------------------------


                     MICHAEL G. DEGROOTE                                           With a copy to:
      CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
            6480 ROCKSIDE WOODS BOULEVARD SOUTH                                     ALAN M. UTAY
                         SUITE 330                                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                   CLEVELAND, OHIO 44131                                   1700 PACIFIC AVENUE, SUITE 4100
                       (216) 447-9000                                            DALLAS, TEXAS 75201
 (Name, Address, Including Zip Code, and Telephone Number,                         (214) 969-2800
                         Including
              Area Code, of Agent for Service)


                      ------------------------------------

                Approximate date of commencement of proposed sale
              to the public: FROM TIME TO TIME AFTER THE EFFECTIVE
                      DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| ________________________________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
|_| ___________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                 SUBJECT TO COMPLETION, DATED FEBRUARY 1, 2000


PROSPECTUS

                               6,058,626 SHARES

                         CENTURY BUSINESS SERVICES, INC.

                                  COMMON STOCK


                                 --------------



         The shares covered by this prospectus may be sold, from time to time, by the selling stockholders.


         Our common stock is traded on the Nasdaq National Market under the symbol "CBIZ." On January 31, 2000, the last reported sale price of our common stock on the Nasdaq National Market was $3.71875 per share.


         INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. THEREFORE, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS INCORPORATED BY REFERENCE FROM OUR ANNUAL REPORT ON FORM 10-K INTO THIS PROSPECTUS. FOR ADDITIONAL INFORMATION ON RISK FACTORS, SEE PAGE 2.



                                 --------------




         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.





               The date of this prospectus is          , 2000.

The information in this prospectus is not complete and may be changed. We may not sell these securities with the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to self these securities and its is not soliciting an offer to by these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


                                                                                                             Page
                                                                                                             ----

CENTURY BUSINESS SERVICES, INC.................................................................................1
RISK FACTORS...................................................................................................2
UNCERTAINTY OF FORWARD-LOOKING STATEMENTS......................................................................2
ABOUT THIS PROSPECTUS..........................................................................................2
USE OF PROCEEDS................................................................................................3
SELLING STOCKHOLDERS...........................................................................................3
DESCRIPTION OF COMMON STOCK....................................................................................4
PLAN OF DISTRIBUTION...........................................................................................5
LEGAL MATTERS..................................................................................................5
EXPERTS........................................................................................................5
WHERE YOU CAN FIND MORE INFORMATION............................................................................6


                                       (i)

                         CENTURY BUSINESS SERVICES, INC.

     We are a diversified services company which, acting through our subsidiaries, provides professional outsourced business services primarily to small and medium-sized businesses, as well as individuals, governmental entities, and not-for-profit enterprises throughout the United States.

     We offer integrated services in the following areas:

     -    accounting, tax, valuation, and advisory services;

     -    benefits administration and insurance services;

     -    human resources and payroll services;

     -    performance consulting services;

     -    information technology services; and

     -    specialty insurance.


     We provide these services through a network of more than 200 offices in 37 states, plus approximately 560 Century Small Business Solutions franchisee offices in 47 states. As of January 31, 2000, we served more than 110,000 business clients, of which approximately 45,000 are serviced through the Century Small Business Solutions franchisee network. Management estimates that its clients have more than 2.4 million employees including 400,000 employed by clients of the Century Small Business Solutions network.

     Our clients typically have fewer than 500 employees and prefer to focus their resources on the operation of their core business while allowing us to provide non-core administrative functions. In many instances, outsourcing non-core administrative functions allows clients to enhance productivity, reduce costs and improve service, quality and efficiency with regard to their primary business without the distraction of performing non-core administrative functions.

     Our goal is to be the nation's leading provider of outsourced business services to small and medium-sized companies. Our strategies to achieve this include:

     - continuing to provide clients with a broad range of high quality products and services;

     -    continuing to expand locally through internal growth by:

          -    increasing the number of clients we serve, and

          - increasing the number of products and services we provide to existing clients; and

     -    continuing to expand nationally through acquisitions.

     We recently established a new division, CBIZ Interactive, to provide and enhance our information technology services. Through CBIZ Interactive, we offer a wide range of information technology services, from creating strategic technology plans to developing and implementing software and hardware solutions. We have also acquired Bratch Innovation, Inc., a privately-held internet solutions company. By acquiring Bratch, which is operated as part of CBIZ Interactive, we have enhanced our information technology service by providing internet-based solutions for our clients' operational, marketing and e-commerce needs. Specifically, we now license software to our customers to speed up their web site development process and allow them to update their web sites without technical expertise. Also, we provide digital branding and direct hit marketing, network performance analysis, strategic consulting services and ongoing support services for our on-line solutions, from content maintenance to site administration application development and site log analysis.

     In addition, we have determined that our risk-bearing specialty insurance segment is no longer part of our strategic long-term growth objectives. As a result, in April 1999, we adopted a formal plan to divest of this segment.
We expect to enter into a definitive agreement, subject to regulatory approval, before March 31, 2000.

     We are incorporated under the laws of the state of Delaware. The address of our principal executive offices is 6480 Rockside Woods Boulevard, South, Suite 330, Cleveland, Ohio 44131, and our telephone number is (216) 447-9000.

     Additional information concerning us and our subsidiaries is included in the company reports and other documents incorporated by reference in this prospectus.



                                  RISK FACTORS

     Before acquiring our common stock, you should carefully consider all of the information in this prospectus, any prospectus supplement and the documents and risk factors incorporated herein by reference.


                    UNCERTAINTY OF FORWARD-LOOKING STATEMENTS

     This prospectus, any prospectus supplement and the documents incorporated by reference herein may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project," and similar expressions, as they relate to us or our management, identify forward-looking statements. These forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to us. These forward-looking statements are subject to certain risks, uncertainties and assumptions, including those risks, uncertainties and assumptions discussed in this prospectus and in our filings under the Exchange Act and those related to the following:

     -    the impact of general economic conditions in the United States;

     -    industry conditions, including competition;

     -    capital expenditure requirements;

     -    legislative or regulatory requirements;

     -    taxes; and

     -    access to capital markets.

     Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, expected or projected. Such forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the various factors identified in this prospectus, any prospectus supplement and the documents incorporated by reference herein which could cause actual results to differ.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf registration" process. Under this shelf process, the selling stockholders, or their pledgees, donees, transferees or other successors-in-interest may, from time to time, sell our common stock described in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."


                                 USE OF PROCEEDS

         We will not receive any of the money from the sale of our common stock offered by the selling stockholders.


                              SELLING STOCKHOLDERS

         The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by each selling stockholder immediately before the date of this prospectus, the number of shares covered by this prospectus, the number of shares of our common stock to be beneficially owned by each selling stockholder upon completion of this offering, and the percentage of shares to be owned by each selling stockholder upon completion of the offering. However, because the selling stockholders may offer all or a portion of the shares covered by this prospectus at any time and from time to time hereafter, the exact number of shares that each selling stockholder may retain after completion of the offering cannot be determined at this time. The last two columns of this table assume that all shares covered by this prospectus will be sold by the selling stockholders and that no additional shares of our common stock are bought or sold by the selling stockholders.

                                                                                                         PERCENTAGE
                                                 BENEFICIAL                                               OF SHARES
                                                  OWNERSHIP          NUMBER OF           NUMBER OF          TO BE
                                                  OF SHARES            SHARES          SHARES TO BE         OWNED
                                                  PRIOR TO           COVERED BY         OWNED AFTER         AFTER
                    NAME                          OFFERING        THIS PROSPECTUS       OFFERING(1)       OFFERING
                    ----                          --------        ---------------       -----------       --------
Apex  Investment Fund III, L.P. (2)                 217,607             217,607                -0-           -0-
Argentum Capital Partners, L.P.                      65,282              65,282                -0-           -0-
Boyer, Brian                                          4,352               4,352                -0-           -0-
Braden, James E.                                    300,000(3)          300,000(3)             -0-           -0-
Brownlie, III, Smith A.                             700,000(4)          700,000(4)             -0-           -0-
Dameron, H.K. (Dick)                                 50,742              40,594            10,148             *
Environmental Private Equity Fund                   435,214             435,214                -0-           -0-
     II, L.P.(2)
Goodrich, I. Michael                                120,000(5)          120,000(5)             -0-           -0-
Gordon, Ross                                        166,505(6)           50,000           116,505 (6)         *
Hauge, Roger I.                                     468,116             468,116                -0-           -0-
Koulogeorge, Mark(2)                                 17,410              17,410                -0-           -0-
Magidson, Clay C.                                    22,379              22,379                -0-           -0-
Magidson, Guerry P. (7)                             484,541             484,541                -0-           -0-
Magidson, Guerry P. as Custodian for
 John C. Magidson U/GA/UGMA(7)                       22,379              22,379                -0-           -0-
Magidson, Guerry P. as Custodian for
 Martha L. Magidson U/GA/UGMA(7)                     22,379              22,379                -0-           -0-
Magidson, Guerry P., Jr.                             22,379              22,379                -0-           -0-
Magidson, Laurie P.                                  22,379              22,379                -0-           -0-
Magidson, Melvin C., Jr.(8)                         252,331             252,331                -0-           -0-
Magidson, Melvin C., Jr. as Custodian for
 Christopher G. Magidson U/GA/UGMA(8)                22,379              22,379                -0-           -0-
Magidson, Melvin C., Sr.                            463,395             463,395                -0-           -0-
Parrish, R. David                                    70,000(9)           70,000(9)             -0-           -0-
Poore, Gary L.                                       50,742              40,594            10,148             *
Reisinger, Jr., Walter C.                            50,000(10)          50,000(10)            -0-           -0-
Shasta Enterprises, Ltd.                            232,005             232,005                -0-           -0-
The Productivity Fund III, L.P.(2)                  326,412             326,412                -0-           -0-
Tri-Tek Holdings, Inc.                            1,332,734           1,332,734                -0-           -0-
Unisource Holdings, Ltd.                            232,005             232,005                -0-           -0-
Venture Capital Management                           21,760              21,760                -0-           -0-

Total                                                                 6,058,626

---------------------------------

*  Less than one percent.

(1) All or a portion of these shares may have been registered for sale under other registration statements, may be transferable under Rule 144 of the Securities Act of 1933, or may otherwise be transferable with limited or no restrictions.
(2) Mr. Koulogeorge may be deemed to beneficially own the 979,233 shares directly held in the aggregate by Apex Investment Fund III, L.P., Environmental Private Equity Fund II, L.P., and The Productivity Fund III, L.P. in addition to the 17,410 shares directly held by him by virtue of his position as either a member or officer of entities that control or may control such Funds.
(3) Includes 30,000 shares currently held in escrow subject to the fulfillment of performance objectives.
(4) Includes 70,000 shares currently held in escrow subject to the fulfillment of performance objectives.
(5) Includes 12,000 shares currently held in escrow subject to the fulfillment of performance objectives.
(6) Includes 2,240 shares issuable upon exercise of vested options or options that will vest within 60 days of the date hereof.
(7) Mr. Guerry P. Magidson is the beneficial owner of the 44,758 shares of his minor children in addition to the 484,541 shares directly held by him.
(8) Mr. Melvin C. Magidson, Jr. is the beneficial owner of the 22,379 shares of his minor child in addition to the 252,331 shares directly held by him.
(9) Includes 7,000 shares currently held in escrow subject to the fulfillment of performance objectives.
(10) Includes 5,000 shares currently held in escrow subject to the fulfillment of performance objectives.

                           DESCRIPTION OF COMMON STOCK

         Our Board of Directors has the authority to issue up to 250,000,000 shares of our common stock. As of October 31, 1999, 91,278,979 shares of our common stock were outstanding. Our stockholders are entitled to one vote per share on all matters submitted to a vote of stockholders. In addition, our stockholders may receive dividends, if any, on a pro rata basis that our Board of Directors may declare from time to time from legally available funds. Upon our liquidation, dissolution or winding up, our stockholders would be entitled to share ratably in any assets available for distribution to them after payment of all our obligations then outstanding. Our stockholders do not have cumulative voting rights or preemptive or other rights to acquire or subscribe to additional, unissued or treasury shares. The shares of our common stock currently outstanding are validly issued, fully paid and nonassessable.

         Our Board of Directors is authorized without further stockholder approval to issue from time to time shares of our common stock in one or more series and, except for the rights and restrictions discussed above, to fix or alter the relative, participant, optional or special rights and any qualifications, limitations or restrictions of the shares of each such series. The issuance of any new series of our common stock may have the effect of delaying, deferring or preventing a change in control of our management without further action by our stockholders and may adversely affect the voting and other rights of our common stockholders. The issuance of any new series of our common stock with voting and conversion rights may adversely affect the voting power of our common stockholders, including the loss of voting control to others. We have no present plans to issue any new series of our common stock.

         We have the following provisions in our bylaws which could be considered "anti-takeover" provisions: (i) a bylaw requiring that, to remove a director, a majority of shares of our then outstanding common stock or two-thirds of the other directors must vote to remove that director and (ii) a bylaw providing that, unless otherwise provided by law, only our Board of Directors or our President may call special meetings of stockholders. These bylaws may delay stockholder actions on certain business combinations and on electing new members to our Board of Directors. These potential delays may discourage a stockholder who desires to participate in a business combination or to elect a new director from purchasing our common stock on the open market.

         We are also subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

     - the board of directors approved the transaction in which such stockholder became an interested stockholder before the date the interested stockholder attained such status;

     - upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the corporation's voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers; or

     - on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders.

A "business combination" generally includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. In general, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years before the determination of interested stockholder status, did own, 15% or more of a corporation's voting stock.


                              PLAN OF DISTRIBUTION

         The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may from time to time, offer and sell the shares on one or more exchanges or in the over-the-counter market, or otherwise. They may sell the shares through the following transactions, among others:

          -    ordinary brokerage transactions;

          -    block transactions;

          -    privately negotiated transactions;

          -    put or call option transactions;

          -    short sales; or

          -    Rule 144.

         Those transactions may or may not involve brokers or dealers. If the transactions do include brokers, the selling stockholders expect to pay customary brokerage commissions and charges. We will pay all expenses other than underwriting discounts, selling commissions and fees, and legal and accounting fees incurred by the selling stockholders incident to the offering and sale of the shares. The selling stockholders are not obligated to sell any of the shares. Each of the selling stockholders reserves the right to accept and to reject in whole or in part any proposed purchase of the shares.

         To the extent required, a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part will set forth the aggregate principal amount of the shares to be sold, the names of the selling stockholders, the purchase price, the name of any agent, dealer or underwriter and any applicable commission with respect to a particular offer. The selling stockholders and any agents, broker-dealers or underwriters that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. In that event, any discounts, commissions or concessions received by such broker-dealers, agents or underwriters and any profit on the resale of the shares purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act.


                                  LEGAL MATTERS

         Akin, Gump, Strauss, Hauer & Feld, L.L.P., Dallas, Texas, is passing on the validity of the shares of our common stock to be offered hereby. Mr. Rick L. Burdick, a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of Century and, as of August 10, 1999, was the beneficial owner of 9,034 shares of our common stock and options to purchase 50,000 shares of our common stock.


                                     EXPERTS

         Our consolidated and combined financial statements and schedules as of December 31, 1998 and 1997, and for each of the years in the three year period ended December 31, 1998 are incorporated by reference herein and in the registration statement of which this prospectus is a part in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file with the SEC at its public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. You may also call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

         In addition, you may read and copy our reports, proxy statements and other information at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

         We filed a registration statement on Form S-3 to register with the SEC the shares of our common stock to be offered hereby. This prospectus is part of that registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in a registration statement or the exhibits to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document.


         We incorporate by reference the documents listed below, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date we file with the SEC the Amendment No. 2 to the registration statement on Form S-3 of which this prospectus is a part, which such date was February 1, 2000, and before the date and time such registration statement is declared effective by the SEC, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date and time the SEC declares such registration statement effective until this offering has been completed:

          - Our Annual Report on Form 10-K for the year ended December 31, 1998, as amended by our Forms 10-K/A on September 24, 1999 and on December 30, 1999;

          - Our Quarterly Report on Form 10-Q for the three months ended September 30, 1999;

          - Our Quarterly Report on Form 10-Q for the three months ended June 30, 1999;

          - Our Quarterly Report on Form 10-Q for the three months ended March 31, 1999, as amended by our Form 10-Q/A on September 24, 1999;

          - Our Proxy Statement dated March 24, 1999 regarding the annual meeting of stockholders;

          -    Our Current Report on Form 8-K filed on January 12, 1999;

          -    Our Current Report on Form 8-K filed on April 9, 1999;

          -    Our Current Report on Form 8-K filed on April 22, 1999;

          -    Our Current Report on Form 8-K filed on June 22, 1999;

          -    Our Current Report on Form 8-K filed on September 20, 1999;

          -    Our Current Report on Form 8-K filed on October 7, 1999;

          -    Our Current Report on Form 8-K filed on December 29, 1999;

          - Our Current Report on Form 8-K filed on December 30, 1999, as amended by our Form 8-K/A on January 27, 2000; and

          -    Our Current Report on Form 8-K filed on February 1, 2000.

         You may request free copies of these filings by writing or telephoning us at the following address:

                  Century Business Services, Inc.
                  6480 Rockside Woods Boulevard, South
                  Suite 330
                  Cleveland, Ohio 44131
                  (216) 447-9000

         You should rely on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have authorized no one to provide you different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

                               6,058,626 SHARES

                         CENTURY BUSINESS SERVICES, INC.


                                  COMMON STOCK







                           --------------------------

                                   PROSPECTUS

                           --------------------------






















                                     , 2000

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission Registration Fee..................     $ 15,840
Printing and Engraving Expenses......................................        2,000
Legal Fees and Expenses..............................................       15,000
Miscellaneous Fees and Expenses......................................        2,160
                                                                          --------
         Total.......................................................     $ 35,000
                                                                          ========

ITEM 15 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation's request, in an action by or in the right of the corporation to procure an enterprise at the former corporation's request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) that such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct set forth by:

          -    the stockholders;

          - the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

          - a committee of directors who are not parties to such action, suit or proceeding designated by majority vote by such disinterested directors even if less than a quorum; or

          - an independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct.

         Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

         The Amended and Restated Certificate of Incorporation, as amended, of the Company entitles the Board of Directors to provide for indemnification of directors and officers to the fullest extent provided by law, except for liability for:

          - any breach of director's duty of loyalty to the Company or its stockholders;

          - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

          -    unlawful payments of dividends;

          -    unlawful stock purchases or redemptions; or

          - any transaction from which the director derived an improper personal benefit.

         Article VII of the Amended and Restated Bylaws of the Company (the "Bylaws") provides that to the fullest extent and in the manner permitted by the laws of the State of Delaware and specifically as is permitted under Section 145 of the DGCL, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Company, by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if such person acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Company and with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. Determination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that a person did not act in good faith and in a manner such person reasonably believed to be in and not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was lawful.

         The Bylaws provide that any decision as to indemnification shall be made:

          - by the Board of Directors of the Company by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding;

          - if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          -    by the stockholders.

         The Board of Directors of the Company may authorize indemnification of expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director or officer. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company.

         Further, the Bylaws provide that the indemnity provided will be extended to the directors, officers, employees and agents of any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence has continued, would have had the power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of the Bylaws with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         The Company currently maintains a separate insurance policy relating to its directors and officers, under which policy such directors and officers are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

         The Securities and Exchange Commission has issued a policy statement that the indemnification of officers and directors for liabilities under the Securities Act of 1933 is against public policy as expressed in the Act, and is, therefore, unenforceable.

ITEM 16 -- EXHIBITS

         The following Exhibits are filed as part of this Registration
Statement:

Exhibit
Number         Description of Exhibits
------         -----------------------

3.1 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Registration Statement on Form 10, Commission File No. 0-25890 and incorporated herein by reference)

3.2 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company dated October 18, 1996 (filed as
               Exhibit 3.2 to Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and incorporated herein by reference)

3.3 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company effective December 23, 1997 (filed as Exhibit 3.3 to Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and incorporated herein by reference)

3.4 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company effective September 10, 1998 (filed as Exhibit 3.4 to Registration Statement on Form S-3 dated September 23, 1998, Commission File No. 333-64109, and incorporated herein by reference)

3.5 Amended and Restated Bylaws of the Company (filed as Exhibit 3.2 to Registration Statement on Form 10, Commission File No. 0-25890 and incorporated herein by reference)

4.1 Form of Stock Certificate of Common Stock of the Company (filed as Exhibit 4.1 to Registration Statement on Form S-3 dated September 23, 1998, Commission File No. 333-64109, and incorporated herein by reference)


5.1**          Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.


23.1*          Consent of KPMG LLP


23.2** Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in its opinion filed as Exhibit 5.1 hereto)


24.1**         Power of Attorney

-------------------
 *Filed herewith
**Previously filed

ITEM 17 - UNDERTAKINGS

The undersigned company hereby undertakes:

(A) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (1) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (2) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (3) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

(B) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(C) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of this Registration Statement.

The undersigned company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the company's annual report pursuant to Section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cleveland, Ohio, on February 1, 2000.


                                   CENTURY BUSINESS SERVICES, INC.


                                   By: /S/ CHARLES D. HAMM, JR.
                                       -----------------------------------------
                                       Charles D. Hamm, Jr.
                                       Senior Vice President and Chief Financial
                                       Officer




                                POWER OF ATTORNEY


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on February 1, 2000.


SIGNATURE                                                    TITLE
---------                                                    -----

                  /S/ MICHAEL G. DEGROOTE*                   Chief Executive Officer and Chairman of the Board
-----------------------------------------------------------  (Principal Executive Officer)
                    Michael G. DeGroote




                 /S/ CHARLES D. HAMM, JR.                    Senior Vice President and Chief Financial Officer
-----------------------------------------------------------  (Principal Accounting and Financial Officer)
                   Charles D. Hamm, Jr.

                    /S/ RICK L. BURDICK*                     Director
-----------------------------------------------------------
                      Rick L. Burdick

                                                             Director
-----------------------------------------------------------
                    Joseph S. DiMartino

                   /S/ HARVE A. FERRILL*                     Director
-----------------------------------------------------------
                     Harve A. Ferrill

                  /S/ HUGH P. LOWENSTEIN*                    Director
-----------------------------------------------------------
                    Hugh P. Lowenstein

                   /S/ RICHARD C. ROCHON*                    Director
-----------------------------------------------------------
                     Richard C. Rochon


*By: /s/ Charles D. Hamm, Jr.
     ------------------------
         Charles D. Hamm, Jr.
         Attorney-in-Fact